NON-COMPETITION AGREEMENT

This Agreement (“Agreement”) is made and entered into as of this 3 day of July, 2006, by and between Reptron Electronics, a Florida corporation (“Reptron”), and Paul J. Plante (“Executive”).

WHEREAS, Executive and Reptron have entered into a Severance Agreement, dated July 3, 2006 (the “Severance Agreement”), by which upon the satisfaction of certain conditions, Reptron will provide Executive with post-employment severance in the amounts set forth in the Severance Agreement.

WHEREAS, a key condition of Reptron entering into the Severance Agreement is Executive entering into this Agreement simultaneous with the Severance Agreement and restricting his right to compete against Reptron.

NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained and contained in the Severance Agreement the parties agree as follows:

1. Severance. Reptron’s obligation to make any payments or offer any benefits to Executive under the Severance Agreement is conditioned on, among other things, the full compliance by Executive with the terms and conditions of this Agreement. This Agreement shall supercede the non-competition covenants contained in Section 3 of the Employment Agreement entered into between Executive and the Company effective as of the Effective Date as defined in the Company’s Second Amended Plan of Reorganization, dated December 17, 2003.

2. Scope of Employer Protection. Reptron is a national concern that does business throughout the United States. In his employment with Reptron, Executive has performed services in more than one city, county or state in the United States, and has gained access to Confidential Information that pertains not only to the specific area in which Executive lives and/or works but also to other cities, counties, and states in which Reptron does business. The protections stated herein are intended to protect Reptron to the fullest extent possible in all of the cities, counties, and states in the United States in which Reptron does business.

3. Non-Competition. In return for the right to receive the severance benefits provided in the Severance Agreement, Executive hereby agrees that Executive will not during his employment with the Company, and for a period of one year immediately following the termination by the Company of such employment for any reason, Executive shall not, directly or indirectly, own, have any interest in, act as an officer, director, agent, employee, shareholder, owner, partner, joint venturer, or consultant of, or assist in any way or in any capacity any person, firm, association, partnership, corporation or other entity which engages or proposes to engage in any business in competition with the business of Reptron (a “Competitive Entity”). The restrictions of this section prohibiting ownership in a Competitive

Entity shall not apply to Executive’s ownership of less than one percent (1%) of publicly-traded securities of any Competitive Entity or less than five percent (5%) of the capital stock of a competing business whose stock is not publicly traded.

If the Company fails to make any payment or provide any benefit due Executive under the Severance Agreement, Executive shall give the Company written notice of such omission and the Company shall have seven (7) days after receipt of such notice to cure the failure to make such payment or provide such benefit. Executive’s obligation under this Section 3 of this Agreement shall be conditioned upon Reptron making all payments to Executive and providing the benefits due Executive under the Severance Agreement after such notice and opportunity to cure as provided herein.

4. Reasonableness. While the Executive and Reptron acknowledge that the restrictions contained in this section are reasonable, in the unlikely event that any court should determine that any of the restrictive covenants contained in this section, or any part thereof, is unenforceable because of the duration of such provision, the area covered thereby or any other basis, such court shall have the power to reduce the duration or area of such provision or otherwise amend it and, in its reduced form, such provision shall then be enforceable and shall be enforced.

5. Acknowledgement of Irreparable Harm. Executive acknowledges that he has received confidential information during the term of his employment with Reptron which is special and unique to Reptron and that the disclosure of any Confidential Information or the breach of any of the terms and covenants of this Non-Competition Agreement will result in irreparable and continuing harm to Reptron for which there will be no adequate remedy at law.

6. Remedies. Executive agrees, that in the event he fails to abide by this Agreement, Reptron shall be entitled to specific performance, including immediate issuance of a temporary restraining order and/or preliminary or permanent injunctive relief enforcing this Agreement, without the necessity of proof of actual damages and without posting bond for such relief, and to judgment for damages caused by his breach, and to any other remedies provided by applicable law. In the event any of the terms or conditions of this Agreement are found unreasonable by a court of competent jurisdiction, Executive agrees to accept as binding in lieu thereof, any such lesser restrictions which said court may deem reasonable.

7. Notification of Other Employment. In order to allow Reptron to evaluate risks to its business interests and to take steps, if necessary, to protect its rights under this Agreement and other Agreements between Executive and Reptron, Executive agrees to notify Reptron, prior to accepting any position with any third party, whether as an employee or independent contractor, and prior to commencing any business. He also agrees to inform any new employer, prior to accepting employment or providing services, of the existence of this Non-Competition Agreement.

8. Scope. The scope and effect of the covenants contained in this Agreement shall be as broad as may be permitted under the provisions of applicable law. To the extent that the language of such covenants may be greater than permitted by applicable law, that portion thereof shall be ineffective, but the provisions of the covenants shall nevertheless remain effective with respect to such portion of the covenants as shall be permitted by applicable law.

9. Entire Agreement. This document is the entire, final, and complete agreement and understanding of the parties with respect to Executive’s possible competition with Reptron and, if this Agreement directly conflicts with any other written and oral agreements made or executed by and between the parties or their representatives, this Agreement shall supersede all such agreements with respect to this limited topic.

10. Waiver. A waiver of any provision of this Agreement shall not be deemed, or shall not constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the parties making the waiver.

11. Binding Effect. All rights, remedies, and liabilities herein given to or imposed upon the parties shall extend to, inure to the benefit of, and bind, as the circumstances may require, the parties or their representative heirs, personal representatives, administrators, successors and assigns.

12. Amendments. No supplement, modification, or amendment of this Agreement shall be valid, unless the same is in writing and signed by all parties thereto.

13. Severability. In the event any provision or portion of this Agreement is held to be unenforceable or invalid by any court of competent jurisdiction, the remainder of this Agreement shall remain in full force and effect and shall in no way be affected or invalidated thereby.

14. Attorneys’ Fees. If litigation is commenced by either party to enforce any provision of this Agreement, or by reason of any breach of this Agreement, the prevailing party shall be entitled to recover reasonable costs and attorneys’ fees, both at trial and on appeal.

15. Governing Law. This Agreement and the rights of the parties hereunder shall be governed, construed and enforced in accordance with the laws of the State of Florida, without regard to its conflict of law principles. Any suit or action arising out of or in connection with this Agreement, or any breach hereof, shall be brought and maintained in the federal or state courts in Tampa, Florida. The parties hereby irrevocably submit to the jurisdiction of such courts for the purpose of such suit or action and hereby expressly and irrevocably waive, to the fullest extent permitted by law, any suit or action in any such court and any claim that any such suit or action has been brought in an inconvenient forum.

16. No Pressure or Coercion. Executive acknowledges that he has read this Agreement and is being given an opportunity to consider it and discuss it with financial and legal counsel of his choice.

17. Voluntary Act. Executive covenants that he has freely and voluntarily executed this Agreement, with a complete understanding of its terms and present and future effect, and without any undue pressure or coercion from Reptron.

18. Notices. All notices to the Company shall be in writing and shall be deemed given when received by the Company as long as such notice is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

If to the Company:	Reptron Electronics, Inc.
13700 Reptron Blvd.
Tampa, Florida 33626
Attention: Chief Financial Officer

Copy to:	Schwabe Williamson & Wyatt, P.C.
1211 SW 5th Avenue, Suite 1900
Portland, Oregon 97204
Attention: A. Jeffery Bird

IN WITNESS THEREOF, the parties have executed this Agreement on the respective dates set forth below.

EXECUTIVE		REPTRON ELECTRONICS, INC.

Name:	/s/ Paul J. Plante	By	/s/ Robert Bradshaw
Date:	July 3, 2006	Name:	Robert Bradshaw
		Title:	Chairman of the Compensation Committee
		Date:	June 28, 2006